Filed with the Securities and Exchange Commission on September 1, 2004

Securities Act Registration No. 333-30194

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________________

MATRIXX INITIATIVES, INC.

(Exact Name of registrant as specified in its Charter)

Delaware	2067	87-0482806

State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	(IRS Employer I.D. Number)

4742 N. 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

William J. Hemelt,
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary
Matrixx Initiatives, Inc.
4742 N. 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies of all communications to:
Samuel C. Cowley, Esq.
Snell & Wilmer LLP
One Arizona Center
Phoenix, Arizona 85004-0001
(602) 382-6321

DEREGISTRATION
SIGNATURES

DEREGISTRATION

     The purpose of this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 filed February 11, 2000 (Registration No. 333-30194) as amended by Amendment No. 1 to such Registration Statement on Form S-3 filed March 7, 2000 and by Amendment No. 2 to such Registration Statement on Form S-3 filed December 30, 2002 (collectively, the “Registration Statement”) of Gum Tech International, Inc., a Utah corporation (“Gum Tech”) of which Matrixx Initiatives, Inc., a Delaware corporation (“Matrixx”), is the successor in interest pursuant to a statutory merger of Gum Tech with and into Matrixx Initiatives, Inc. effective June 18, 2002, is to deregister all of the shares of common stock of Matrixx (originally issued as shares of common stock of Gum Tech and subsequently converted into shares of Matrixx common stock in connection with such merger), that were registered but not sold pursuant to the Registration Statement before September 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Matrixx Initiatives, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Post-Effective Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on August 31, 2004.

MATRIXX INITIATIVES, INC.

By	/s/ William J. Hemelt

William J. Hemelt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward E. Faber Edward E. Faber	Chairman of the Board of Directors and Director	August 31, 2004

/s/ Carl J. Johnson Carl J. Johnson	President, Chief Executive Officer and Director	August 31, 2004

/s/ William C. Egan	Director	August 31, 2004

William C. Egan

/s/ L. White Matthews, III	Director	August 31, 2004

L. White Matthews, III

/s/ Edward J. Walsh	Director	August 31, 2004

Edward J. Walsh

/s/ Michael A. Zeher	Director	August 31, 2004

Michael A. Zeher

/s/ William J. Hemelt William J. Hemelt	Executive Vice President, Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer), Treasurer and Secretary	August 31, 2004